As filed with the Securities and Exchange Commission on October 22, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOHITECH GLOBAL, INC.

Delaware	4953	46-2336496
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.

80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977
(845) 262-1081
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Fuller 80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977 (845) 262-1081

(Name, address, including zip code, and telephone number, including area code, of agent service)

Copies to:

Peter Campitiello, Esq.
McCarter & English, LLP
Two Tower Center Blvd.
24th Floor
East Brunswick, NJ 08816
Phone: 732-867-9777
Fax: 732-393-1901

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security(2) (3)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $0.0001 per share	7,000,000	$1.31	$9,170,000	$850.06

(1)	Represents 7,000,000 shares of Common Stock that have been and may be issued by the registrant to the selling stockholder named herein pursuant to a purchase agreement, dated as of September 23, 2021, between the registrant and the selling stockholder. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)	The proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee with respect to the shares of Common Stock in accordance with Rule 457(c) under the Securities Act, on the basis of the average of the high and low sales price per share of our Common Stock as reported on the Nasdaq Capital Market on October 21, 2021.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2021

PRELIMINARY PROSPECTUS

BIOHITECH GLOBAL, INC.

7,000,000 Shares OF COMMON STOCK

This prospectus relates to the resale of up to 7,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of BioHiTech Global, Inc. (the “Company”, “we”, “us”, or “our”) by Keystone Capital Partners, LLC (“Keystone Capital Partners” or the “selling stockholder”).

The shares of Common Stock to which this prospectus relates consist of shares that have been or may be issued to Keystone Capital Partners pursuant to a purchase agreement between us and Keystone Capital Partners dated September 23, 2021 (the “Purchase Agreement”). On September 23, 2021, we sold 625,000 shares of our Common Stock to Keystone Capital Partners in an initial purchase under the Purchase Agreement for a total purchase price of $750,000. We also issued 69,137 shares of our Common Stock to Keystone Capital Partners as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares by Keystone Capital Partners. However, we may receive proceeds of up to an additional $19,250,000 from the sale of certain of the shares to Keystone Capital Partners under the Purchase Agreement, from time to time in our discretion after the date the registration statement that includes this prospectus is declared effective and after satisfaction of other conditions in the Purchase Agreement.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of Common Stock being registered pursuant to this prospectus.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder. See “Plan of Distribution.”

Our Common Stock is presently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BHTG.” On October 21, 2021, the last reported sale price of our Common Stock on the Nasdaq was $1.30 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2021

i

About This Prospectus

The registration statement on Form S-1, of which this prospectus forms a part and that we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus.

Additionally, we incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling stockholder are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the selling stockholder have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “BioHiTech,” the “Company,” “we,” “us” and “our” refer to BioHiTech Global, Inc. and our subsidiaries. We have registered our name, logo and the trademarks “BioHiTech” and related trademarks in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences, are incorporated by reference from our Annual Report on Form 10-K filed on April 16, 2021 and the other documents incorporated by reference into this prospectus, which include risks related to:

•	The Pandemic
o	The COVID-19 coronavirus pandemic (“COVID-19”) may adversely affect our business, results of operations, financial condition, liquidity and cash flow.
o	It is unclear how such restrictions, which will contribute to a general slowdown in the global economy, will affect our business,, results of operations, financial condition and our future strategic plans.

•	Our Business
o	We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.
o	We may not be able to continue as a going concern.
o	If we are unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.
o	We may be negatively impacted by landfills and certain long-term disposal trends.
o	The recovered recycled materials market is volatile.
o	The market for solid recovered fuel (”SRF”) is not developed.
o	Our business and strategic plans may require funding.
o	Our limited operating history does not afford investors a sufficient history on which to base an investment.
o	We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.
o	If we fail to manage growth or prepare for product scalability and integration effectively, it could have an adverse effect on our employee efficiency, product quality, working capital level and results of operations.
o	Our management team may not be able to successfully implement our business strategies.
o	If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited, and our business harmed with a material adverse effect on our business, financial condition and results of operations.
o	Our financial results may not meet the expectation of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.
o	Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of December 31, 2020. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.
o	We are operating in a highly competitive market and we are unsure as to whether there will be any consumer demand for our services.
o	There is no assurance that the Company will operate profitability or will generate positive cash flow.
o	We may be unsuccessful in our efforts to use digital and other viral marketing to expand customer awareness of our services.
o	We may be negatively impacted by permitting and construction risks.

•	The Securities Markets and Investments in Our Securities
o	General securities market uncertainties resulting from COVID-19.
o	Our executive officers and certain stockholders possess significant voting power, and through this ownership, could influence our Company and our corporate actions.
o	Liquidity of our common stock has been limited.
o	Our stock price may be volatile.
o	Our common stock is subject to price volatility unrelated to our operations.
o	A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.
o	Sales of our currently issued and outstanding common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.
o	Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.
o	If we issue additional shares or derivative securities in the future, it may result in the dilution of our existing shareholders.
o	We do not plan to declare or pay any dividends to our stockholders in the near future.
o	The requirements of being a public company may strain our resources and distract management.
o	Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and effect reported results of operations. “Penny Stock” rules may make buying or selling our common stock difficult.

In addition risks related specifically to this offering are presented in the Risk Factors section of this prospectus on page 6.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Structure and History

The Company was incorporated on March 20, 2013 under the laws of the state of Delaware as Swift Start Corp. The Company’s initial business plan was to develop a website that offered comprehensive online computer programming courses. On August 6, 2015, the Company entered into and consummated an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), with BioHiTech Global, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Acquisition”) and Bio Hi Tech America, LLC, a Delaware limited liability company (“BioHiTech America”). Pursuant to the terms of the Merger Agreement, Acquisition merged with and into BioHiTech America in a reverse business combination (the “Merger”) with BioHiTech America surviving as a wholly-owned subsidiary of the Company. As consideration for the Merger, we issued the interest holders of BioHiTech America (the “BioHiTech Holders”) an aggregate of 6,975,000 shares of our Common Stock issued to the BioHiTech Holders in accordance with their pro rata ownership of BioHiTech America membership interests. Following the Merger, the Company adopted the business plan of BioHiTech America in the development, marketing and sales of food waste disposal systems which transform food waste into nutrient-neutral water which may be disposed of via sewer systems while utilizing proprietary software to collect and transmit environmental performance data to its customers. Our website is http://biohitech.com/. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

The Company refers to BioHiTech Global, Inc. and its consolidated subsidiaries, which as of September 30, 2021 and December 31, 2020, include its wholly-owned subsidiaries of BioHiTech America, LLC, BioHiTech Europe Limited, BHT Financial, LLC and BHT Renewables LLC (formerly E.N.A. Renewables LLC), and its controlled subsidiary was Refuel America LLC (68.2% and 60%, respectively) and its wholly-owned subsidiaries Apple Valley Waste Technologies Buyer, Inc., Apple Valley Waste Technologies, LLC, New Windsor Resource Recovery LLC and Rensselaer Resource Recovery LLC and its controlled subsidiary Entsorga West Virginia LLC (93.5% and 88.7%, respectively), as a whole or to individual components thereof as applicable based upon the context in which the term is used.

Our website is https://biohitech.com/. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

Company Overview

The Company’s mission is to reduce the environmental impact of the waste management industry through the development and deployment of cost-effective technology solutions. The Company’s suite of technologies includes on-site biological processing equipment for food waste, patented processing facilities for the conversion of municipal solid waste into an E.P.A. recognized renewable fuel, and proprietary real-time data analytics tools to reduce food waste generation. These proprietary solutions may enable certain businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment. When used individually or in combination, we believe that the Company’s solutions can reduce the carbon footprint associated with waste transportation, repurpose non-recyclable plastics, and significantly reduce landfill usage.

Revolution Series™ Digesters

The Company currently markets an aerobic digestion technology solution for the disposal of food waste at the point of generation. Its line of Revolution Series Digesters have been described as self-contained, robotic digestive systems that we believe are as easy to install as a standard dishwasher with no special electrical or plumbing requirements. Units range in size depending upon capacity, with the smallest unit approximately the size of a residential washing machine. The digesters utilize a biological process to convert food waste into a liquid that is safe to discharge down an ordinary drain. This process can result in a substantial reduction in costs for customers including cruise lines, restaurants, retail stores, hospitals, hotel/hospitality companies and governmental units by eliminating the transportation and logistics costs associated with food waste disposal. The process also reduces the greenhouse gases associated with food-waste transportation and decomposition in landfills that have been linked to climate change. The Company offers its Revolution Series Digesters in several sizes targeting small to mid-sized food waste generation sites that are often more economical than traditional disposal methods. The Revolution Series Digesters are manufactured and assembled in the United States.

In an effort to expand the capabilities of its digesters, the Company developed a sophisticated Internet of Things (“IoT”) technology platform to provide its customers with transparency into their internal and supply chain waste generation and operational practices. This patented process collects weight related data from the digesters to deliver real-time data that provides valuable information that when analyzed, can improve efficiency and validate corporate sustainability efforts. The Company provides its IoT platform through a SaaS (“Software as a Service”) model that is either bundled in it rental agreements or sold through a separate annual software license. The Company continues to add new capacity sizes to its line of Revolution Series Digesters to meet customer needs.

HEBioT Resource Recovery Technology

The Company expanded its technology business in 2016 through the acquisition of certain development rights to a patented Mechanical Biological Treatment (“MBT”) technology developed by a European engineering firm that relies upon High Efficiency Biological Treatment (“HEBioT”) to process waste at the municipal or enterprise level. The technology results in a substantial reduction in landfill usage by converting a significant portion of intake, including organic waste and non-recyclable plastics, into a United States EPA recognized alternative fuel that can be used as a partial replacement for coal. The Company is currently exploring additional uses for its Solid Recovered Fuel (“SRF”) such as gasification, fuel for cogeneration and as a feedstock for bio-plastics.

The Company also, through a series of transactions in 2017 and 2018, acquired a controlling interest in the Nation’s first municipal waste processing facility utilizing the HEBioT technology located in Martinsburg, West Virginia (the “Martinsburg Facility”). The Martinsburg Facility, which commenced operations in 2019, is capable of processing up to 110,000 tons of mixed municipal waste annually. At full capacity, the Martinsburg Facility can achieve an estimated annual savings of over 2.3 million cubic feet of landfill space and eliminate many of the greenhouse gases associated with landfilling that waste. The Company plans to build additional HEBioT facilities in the coming years.

Combined Offering

The Company’s suite of products and services positions it as a provider of cost-effective, technology-based alternatives to traditional waste disposal in the United States. The use of the Company’s technology solutions independently or in combination, can help its customers meet sustainability goals by achieving a significant reduction in greenhouse gases associated with waste transportation and landfilling. In addition, the repurposing of municipal waste into a cleaner burning, EPA recognized, renewable fuel can further reduce potentially harmful emissions associated with traditional means of disposal. The overall reduction in carbon and other greenhouse gases that are linked to climate change that could be achieved through the utilization of the Company’s technology can serve as a model for the future of waste disposal in the United States.

For a more thorough discussion of the Company’s business, see “Business” on page 19.

The Offering

Issuer	BioHiTech Global, Inc.
Common Stock offered by the selling stockholder	Up to 7,000,000 shares of our Common Stock, consisting of:
	•	69,137 shares of our Common Stock issued to the selling stockholder as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement (the “Commitment Shares”),
	•	625,000 shares of our Common Stock issued to the selling stockholder as an initial purchase under the Purchase Agreement (the “Initial Purchase Shares”),
•

Up to a maximum of 200,000 shares of our Common Stock issuable to the selling stockholder as additional consideration for its commitment to purchases shares of our Common Stock under the Purchase Agreement (the “Additional Commitment Shares”) at the time we obtain aggregate gross proceeds of $10,000,000 from sales of our common stock to the selling stockholder under the Purchase Agreement, and

	•	up to 6,105,863 shares of Common Stock that we may sell to the selling stockholder, from time to time at our sole discretion, pursuant to the Purchase Agreement, described below.

Common Stock outstanding prior to this Offering	29,156,691 shares (as of October 21, 2021)*
Common Stock outstanding immediately after this Offering	36,156,691 shares (as of October 21, 2021)*
Nasdaq symbol	Our Common Stock is currently listed on Nasdaq under the symbol “BHTG.”
Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares of our Common Stock by the selling stockholder through this prospectus. However, we may receive gross proceeds of up to $20.0 million from the sale of our Common Stock to the selling stockholder under the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares, or the Additional Commitment Shares to the selling stockholder under the Purchase Agreement. We received $750,000 as consideration for the sale of the Initial Purchase Shares. We intend to use any proceeds from the selling stockholder that we receive under the Purchase Agreement for working capital, strategic and general corporate purposes. See “Use of Proceeds” on page 10 for more information.
Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 6.

* The above discussion excludes:

•	322,464 shares of Common Stock underlying options with a weighted average exercise price of $3.53 per share as of September 30, 2021 under the Company’s stock based compensation plans;

•	3,276,582 shares of Common Stock underlying warrants with a weighted average exercise price of $2.15 as of September 30, 2021;

•	5,784,854 shares of Common Stock issuable from the conversion of preferred stock as of September 30, 2021 and

•	918,922 shares of Common Stock underlying unvested and vested restricted stock units under the Company’s stock based compensation plans as of September 30, 2021.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables present our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated statements of operations data for the fiscal years ended December 31, 2020 and December 31, 2019, and the summary consolidated balance sheet data as of December 31, 2020 and December 31, 2019, are derived from our audited consolidated financial statements incorporated by reference. The consolidated statement of operations data for the three and six months ended June 30, 2021 and 2020 and the summary consolidated balance sheet data as of June 30, 2021, are derived from our unaudited condensed consolidated financial statements incorporated by reference.

The summarized financial information presented below is derived from and should be read in conjunction with our audited consolidated financial statements and our unaudited condensed consolidated financial statements incorporated by reference including the notes to those financial statements, both of which are incorporated by reference in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

		December 31,
	June 30, 2021	2020	2019
Consolidated Balance Sheets Data:
Cash, operating	$2,279,060	$2,403,859	$1,847,526
Cash, restricted	3,808,751	1,884,691	1,133,581
Total current assets	9,576,269	6,741,981	5,731,169
Total assets	58,630,584	56,686,425	56,540,047
Total current liabilities	18,685,743	18,349,491	11,082,855
Total liabilities	51,092,470	52,605,248	48,443,769
Total stockholders’ equity	7,061,554	3,454,624	7,369,725

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Years Ended December 31,
	2021	2020	2021	2020	2020	2019
Statement of Operations:
Revenue	$3,454,974	$1,273,932	$6,495,264	$2,633,273	$5,878,653	$4,219,448
Operating expenses, excluding depreciation and amortization	4,995,675	3,069,414	8,810,634	6,207,503	15,247,799	10,025,184
Depreciation and amortization	501,098	569,764	1,002,931	1,184,966	2,307,033	1,729,478
Loss from operations	(2,041,799)	(2,365,246)	(3,318,301)	(4,759,196)	(11,676,179)	(7,535,214)
Net loss attributable to parent	(2,380,204)	(2,664,881)	(4,014,417)	(5,236,178)	(11,536,923)	(7,622,948)

Risk Factors

An investment in our common stock involves a high degree of risk, including the potential loss of all or part of your investment. Before making an investment decision to purchase our common stock, you should carefully read and consider all the risks and uncertainties described below, some of which may be exacerbated by COVID-19, as well as other information included in this prospectus and the information incorporated by reference into this prospectus. The occurrence of any of the following risks or additional risks and uncertainties that are currently immaterial or unknown could have a material adverse effect on our business, results of operations, and financial condition and the price of our Common Stock could decline, and you may lose all or part of your investment. The following risk factors are not necessarily presented in order of relative importance and should not be considered to represent a complete set of all potential risks that could affect us. This prospectus contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of specific factors, including the risks and uncertainties described below. See Cautionary Statement Regarding Forward-Looking Statements

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors, together with the additional risk factors incorporated by reference from Item 1A of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 and from Item 1A of the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 9, 2021 (see “Incorporation of Certain Information by Reference”):

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

On September 23, 2021, we entered into the Purchase Agreement with Keystone Capital Partners, LLC, pursuant to which the selling stockholder has committed to purchase up to $20,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the selling stockholder at our discretion from time to time over a 24-month period commencing on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the selling stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or no additional amount of the shares of our Common Stock that may be available for us to sell to selling stockholder pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the selling stockholder for the shares of Common Stock that we may elect to sell to them under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the selling stockholder under the Purchase Agreement, the purchase price per share that the selling stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the selling stockholder under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $20,000,000 of our Common Stock to the selling stockholder, we are registering 7,000,000 shares of our Common Stock, which exceeds the 5,689,663 shares of our Common Stock representing the maximum number of shares we may issue and sell under the Purchase Agreement (the “Exchange Cap Limitation”), for resale under this prospectus. The Exchange Cap Limitation includes the 69,137 Commitment Shares and the 625,000 initial purchase shares already issued, as well as up to 200,000 Additional Commitment Shares issuable upon reaching $10,000,000 in gross proceeds from the selling stockholder. If after the Commencement Date we elect to sell to the selling stockholder all of the 4,795,526 remaining shares of Common Stock if the Exchange Cap Limitation being registered for resale under this prospectus that are available for sale by us to the selling stockholder in VWAP Purchases under the Purchase Agreement, depending on the market prices of our Common Stock the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of the shares may be substantially less than the $20,000,000 Total Commitment available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more shares than the Exchange Cap Limitation shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $20,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $1.5118, in which case the Exchange Cap Limitation will not apply under applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder of any such additional shares of our Common Stock over the 7,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 7,000,000 shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the selling stockholder under the Purchase Agreement.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in less than or greater than the Exchange Cap Limitation or the number of shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock we ultimately sell to the selling stockholder under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the selling stockholder. If and when we do elect to sell shares of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this Offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this Offering.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

Subject to the terms and conditions of the Purchase Agreement, we may, at our discretion, direct the selling stockholder to purchase up to $20,000,000 of shares of our Common Stock under the Purchase Agreement from time-to-time over a 24-month period beginning on the Commencement Date. Although the Purchase Agreement provides that we may sell up to an aggregate of $20,000,000 of our Common Stock to the selling stockholder and we are registering 7,000,000 shares of our Common Stock, only 4,795,526 shares of our Common Stock (representing the remaining maximum number of shares we may issue and sell under the Purchase Agreement under the Exchange Cap Limitation less 69,137 Commitment Shares and the 625,000 initial purchase shares already issued, as well as up to 200,000 Additional Commitment Shares issuable upon reaching $10,000,000 in gross proceeds from the selling stockholder). The purchase price per share for the shares of Common Stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any additional shares, will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, if any. Accordingly, it is not currently possible to predict the number of shares that will be sold to the selling stockholder, if any additional shares, the actual purchase price per share to be paid by the selling stockholder for those shares, or the actual gross proceeds to be raised in connection with those sales.

Assuming a purchase price of $1.30 per share (which represents the closing price of our Common Stock on Nasdaq on October 21, 2021), the purchase by the selling stockholder of all of the remaining 4,795,526 shares available under the Exchange Cap Limitation of Common Stock in VWAP Purchases under the Purchase Agreement from and after the Commencement Date would result in aggregate gross proceeds to us of approximately $6,984,184, which is substantially less than the $20,000,000 Total Commitment available to us under the Purchase Agreement. After deducting our fees and expenses, the aggregate net proceeds to us from all of such purchases by the selling stockholder would be approximately $6,841,334.

Accordingly, in order to receive aggregate gross proceeds equal to the $20,000,000 Total Commitment available to us under the Purchase Agreement, we would need to issue and sell to the selling stockholder under the Purchase Agreement more than the Exchange Cap Limitation of shares of our Common Stock, which would require us to first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $1.5118, in which case the Exchange Cap Limitation will not apply under applicable Nasdaq rules, and (ii) may have to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement.

The extent to which we rely on the selling stockholder as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from the selling stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working and other capital needs. Even if we were to sell to the selling stockholder all of the shares of Common Stock available for sale to the selling stockholder under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects.

Sales of our common stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, the sale of the shares of our common stock acquired by the Selling Stockholder could cause the price of our common stock to decline, and the actual number of shares we will issue under the Purchase Agreement, at any one time or in total, is uncertain.

This registration statement relates to an aggregate amount of up to $20,000,000 of shares of our common stock that we may sell to the Selling Stockholder from time to time prior to September 22, 2024. The number of shares ultimately offered for sale to the Selling Stockholder under this prospectus supplement is dependent upon the number of shares we elect to sell to the Selling Stockholder under the Purchase Agreement. See “Committed Equity Financing” for more information about our obligations under the Purchase Agreement.

Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline. After the Selling Stockholder has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to the Selling Stockholder by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to the Selling Stockholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to the Selling Stockholder (other than the mandatory purchase notice described above that we are obligated to issue), and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on Keystone as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to the Selling Stockholder under the Purchase Agreement may in no case exceed the Exchange Cap Limitation of 5,689,663 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on September 23, 2021) unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $1.5118 or we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules,.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in another offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, warrants and convertible preferred shares, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the Offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the Offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Use of Proceeds

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholder.

We may receive up to $20 million in gross proceeds pursuant to the Purchase Agreement. We estimate that the net proceeds to us from the sale of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, less our fees and expenses would be up to $19.9 million over an approximately 24-month period, assuming that we receive all $20 million in gross proceeds pursuant to the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use any proceeds from the selling stockholder that we receive under the Purchase Agreement for working capital, strategic and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our shares pursuant to the Purchase Agreement. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this Offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

COMMITTED EQUITY FINANCING

General

On September 23, 2021, we entered into the Purchase Agreement and the Registration Rights Agreement with Keystone Capital Partners. Pursuant to the Purchase Agreement, we have the right to sell to the selling stockholder up to a Total Commitment of $20,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the selling stockholder of shares of Common Stock that we have issued and may issue to the selling stockholder under the Purchase Agreement.

We do not have further right to commence any sales of our Common Stock to the selling stockholder under the Purchase Agreement until the Commencement, which is the time when all of the conditions to our right to commence sales of our Common Stock to the selling stockholder set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus is declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after the Commencement, we will control the timing and amount of any sales of our Common Stock to the selling stockholder. Actual sales of shares of our Common Stock to the selling stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of Common Stock that we elect to sell to the selling stockholder pursuant to a VWAP Purchase under the Purchase Agreement will be determined by reference to the lowest daily volume weighted average price of the Common Stock during the applicable VWAP Purchase Valuation Period, less a fixed 5% discount, as described in greater detail below. There is no upper limit on the price per share that the selling stockholder could be obligated to pay for the Common Stock under the Purchase Agreement.

Under the applicable Nasdaq rules, in no event may we issue to the selling stockholder under the Purchase Agreement more than the Exchange Cap of 5,689,663 shares of our Common Stock (including the Commitment Shares and the Additional Commitment Shares), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $1.5118, representing the lower of (i) the Nasdaq official closing price for the Common Stock immediately preceding the execution of the Purchase Agreement or (ii) the arithmetic average of the five Nasdaq official closing prices for the Common Stock immediately preceding the execution of the Purchase Agreement, plus an incremental amount of $0.0718, in which case the Exchange Cap Limitation will not apply under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Purchase Agreement also prohibits us from directing the selling stockholder to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the selling stockholder (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the selling stockholder beneficially owning more than the Beneficial Ownership Cap of 4.99% of the outstanding Common Stock.

Because the purchase price per share to be paid by the selling stockholder for the shares of Common Stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the selling stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the selling stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of October 21, 2021, there were 29,156,691 shares of our Common Stock outstanding, of which 25,604,753 shares were held by non-affiliates, which include the 69,137 Commitment Shares and the 625,000 initial purchase shares we issued to the selling stockholder upon execution of the Purchase Agreement, but excludes 200,000 shares of our Common Stock reserved for additional commitment fees if the proceeds of the offering exceeds $10,000,000 and the 6,105,863 remaining shares of the 7,000,000 Common Stock shares registered (excluding the impact of the Exchange Cap Limitation) we may, in our sole discretion, sell to the selling stockholder from time to time from and after the Commencement Date pursuant to the Purchase Agreement. If all of the shares offered for resale by the selling stockholder under this prospectus were issued and outstanding as of October 21, 2021, such shares would represent approximately 19.36% of the total number of shares of our Common Stock outstanding and approximately 21.47% of the total number of outstanding shares held by non-affiliates, in each case as of October 21, 2021.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to the selling stockholder. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

The issuance of our Common Stock to the selling stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

As consideration for the selling stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, the Company issued to the selling stockholder 69,137 shares of Common Stock (the “Commitment Shares”) and will be obligated to pay in shares of common stock upon obtaining gross proceeds from the selling stockholder of $10,000,000, $100,000 worth of Common Stock shares valued at the average of the average of the daily VWAP prices for its Common Stock over the preceding ten (10) trading days up to 200,000 shares. The Company has also agreed to reimburse the selling stockholder for the fees and expenses of its counsel, up to a maximum of $50,000.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither the Company nor the selling stockholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

Purchase of Shares by Keystone Capital Partners, LLC

Upon the terms and subject to the conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement Date, to direct the selling stockholder to purchase up to a maximum amount of shares of Common Stock based on a percentage of total volume on the purchase at the applicable purchase price per share to be calculated on the trading day the selling stockholder receives purchase notice from the Company (the “VWAP Purchase Date”) in accordance with the Purchase Agreement (each, a “VWAP Purchase”), so long as (in addition to the conditions described elsewhere in this prospectus):

•	the closing sale price of the Common Stock on such VWAP Purchase Exercise Date is equal to or greater than $0.50 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement); and

•	all shares of Common Stock subject to all prior VWAP Purchase notices delivered by the Company to Keystone Capital Partners, LLC under the Purchase Agreement have theretofore been received by Keystone Capital Partners, LLC in electronic form as DWAC Shares.

The maximum number of shares of Common Stock that Keystone Capital Partners, LLC is required to purchase in any single VWAP Purchase under the Purchase Agreement (the “VWAP Purchase Maximum Amount”) is equal to the lesser of:

•	Such number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by Keystone Capital Partners and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Keystone Capital Partners beneficially owning a number of shares of Common Stock equal to (or approximating as closely as possible without exceeding) the Beneficial Ownership Cap; and

•	30% of the daily trading volume in the Common Stock on Nasdaq (or, in the event the Common Stock is then listed on an “Eligible Market” as defined under the Purchase Agreement, on such Eligible Market) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period for such VWAP Purchase).

The purchase price per share of Common Stock to be purchased by Keystone Capital Partners, LLC in a VWAP Purchase (the “VWAP Purchase Price”) will be equal to 95% of the lowest daily volume weighted average price of the Common Stock during the applicable VWAP Purchase Valuation Period. There is no upper limit on the price per share that Keystone Capital Partners could be obligated to pay for the Common Stock we elect to sell to Keystone Capital Partners in any VWAP Purchase under the Purchase Agreement.

At or prior to 9:30 a.m., New York City time, on the applicable VWAP Purchase Date immediately following the applicable VWAP Purchase Valuation Period for such VWAP Purchase, Keystone Capital Partners, LLC will provide us with a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Price (both on a per share basis and the total aggregate VWAP Purchase Price) to be paid by Keystone Capital Partners, LLC for the shares of Common Stock purchased by Keystone Capital Partners, LLC in such VWAP Purchase.

The VWAP Purchase Price to be paid by Keystone Capital Partners, LLC in a VWAP Purchase will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period used to compute the applicable VWAP Purchase Price for such VWAP Purchase.

The payment for, against simultaneous delivery of, shares in respect of each VWAP Purchase under the Purchase Agreement will be settled on the applicable VWAP Purchase Date immediately following the applicable VWAP Purchase Valuation Period for such VWAP Purchase, as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and For Delivery of VWAP Purchase Notices

Our right to deliver VWAP Purchase notices to the selling stockholder under the Purchase Agreement, and the selling stockholder’s obligation to VWAP Purchase notices delivered by us under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable VWAP Purchase Exercise Date for each VWAP Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the selling stockholder’s control, which conditions including the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and the selling stockholder being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in light of the circumstances under which they were made) not misleading;

•	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall have been filed with the SEC;

•	trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

•	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on The Nasdaq Capital Market (or if the Common Stock is not then listed on The Nasdaq Capital Market, on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

•	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•	the receipt by the selling stockholder of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and the selling stockholder prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 24-month anniversary of the Commencement Date;

•	the date on which the selling stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to its $20,000,000 Total Commitment under the Purchase Agreement;

•	the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Capital Market or any other Eligible Market; and

•	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to the selling stockholder. We and the selling stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

The selling stockholder also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving the Company;

•	our failure to file with the SEC, or the SEC’s failure to declare effective, the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement, within the time periods set forth in the Registration Rights Agreement;

•	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with

•	the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the selling stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Keystone Capital Partners, LLC; or

•	trading in the Common Stock on The Nasdaq Capital Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by the selling stockholder will become effective prior to the first Trading Day immediately following the applicable settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending VWAP Purchase (as applicable), and both we and the selling stockholder have agreed to complete our respective obligations with respect to any such pending VWAP Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Keystone Capital Partners, LLC

The selling stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares of Common Stock that have been or may be issued or sold by us to the selling stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the selling stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering (excluding the 69,137 Commitment Shares and the 625,000 initial purchase shares we already issued to the selling stockholder) may be issued and sold by us to the selling stockholder from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by the selling stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, by the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the selling stockholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this Offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this Offering. In addition, if we sell a substantial number of shares to the selling stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the selling stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $20,000,000 of our Common Stock to the selling stockholder, we are registering 7,000,000 shares of our Common Stock, which exceeds the 5,689,663 shares of our Common Stock representing the maximum number of shares we may issue and sell under the Purchase Agreement under the Exchange Cap Limitation, for resale under this prospectus. The Exchange Cap Limitation includes the 69,137 Commitment Shares and the 625,000 initial purchase shares already issued, as well as up to 200,000 Additional Commitment Shares issuable upon reaching $10,000,000 in gross proceeds from the selling stockholder. If after the Commencement Date we elect to sell to the selling stockholder all of the 4,795,526 remaining shares of Common Stock if the Exchange Cap limitation being registered for resale under this prospectus that are available for sale by us to the selling stockholder in VWAP Purchases under the Purchase Agreement, depending on the market prices of our Common Stock the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of the shares may be substantially less than the $20,000,000 Total Commitment available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more shares than the Exchange Cap Limitation shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $20,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $1.5118, in which case the Exchange Cap Limitation will not apply under applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder of any such additional shares of our Common Stock over the 7,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 7,000,000 shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the selling stockholder under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the selling stockholder from our sale of shares of Common Stock to the selling stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder (2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement
$1.00		5,689,663	16.66%	$5,689,663
$1.30	(3)	5,689,663	16.66%	$7,396,562
$1.5118	(4)	5,689,663	16.66%	$8,601,633
$2.00		7,000,000	19.74%	$14,000,000
$3.00		6,666,667	18.98%	$20,000,000
$4.00		5,000,000	14.94%	$20,000,000	(5)
$5.00		4,000,000	12.32%	$20,000,000	(5)

(1) Although the Purchase Agreement provides that we may sell up to $20,000,000 of our Common Stock to the stockholder, we are only registering 7,000,000 shares under this prospectus, which may or may not cover all of the shares we ultimately sell to the stockholder under the Purchase Agreement. We will not issue more than an aggregate of 5,689,663 (the Exchange Limitation Cap) shares of our Common Stock unless otherwise approved by our stockholders or if the aggregate price per share exceeds the Exchange Limitation cap of $1.5118. The number of registered shares to be issued as set forth in this column gives effect to (i) the Exchange Cap, (ii) the Beneficial Ownership Cap, and (iii) the Total Commitment amount of $20,000,000.

(2)  The denominator is based on 29,156,691 shares outstanding as of October 21, 2021 adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the selling stockholder in future VWAP sales, assuming the average purchase price in the first column for all shares issued. The numerator is based on the number of shares issuable pursuant to future VWAP sales under the Purchase Agreement (that are the subject of this Offering) at the corresponding assumed average purchase price set forth in the first column.

(3)  The closing sale price of our Common Stock on October 21, 2021.

(4)  NASDAQ Minimum Exchange Cap price.

(5)  The number of registered shares to be issued are limited by the Total Commitment of $20,000,000 in shares of our Common Stock.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the selling stockholder of up to 7,000,000 shares of common stock that have been and may be issued by us to the selling stockholder under the Purchase Agreement. For additional information regarding the shares of common stock included in this registration statement, see the section titled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the selling stockholder on September 23, 2021 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the selling stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Keystone Capital Partners, LLC.

The table below presents information regarding the selling stockholder and the shares of common stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of October 21, 2021. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting power, including the power to vote or to direct the voting of such shares, and/or investment power, including the power to dispose or to direct the disposition of such shares. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 29,156,691 shares of our common stock outstanding on October 21, 2021.

Because the purchase price per share to be paid by the selling stockholder for the shares of common stock that we may, in our discretion, elect to sell to the selling stockholder from time to time after the date of this prospectus in VWAP Purchases pursuant to the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the times we elect to sell such shares to the selling stockholder in VWAP Purchases under the Purchase Agreement, aside from the 625,000 Initial Purchase Shares we sold to the selling stockholder for an aggregate gross purchase price of $750,000 in an initial purchase under the Purchase Agreement on September 23, 2021, it is not possible for us to predict, as of the date of this prospectus and prior to any such VWAP Purchases under the Purchase Agreement, the actual number of shares of common stock that we will sell to the selling stockholder under the Purchase Agreement, which may be fewer than the number of shares of common stock being offered for resale by the selling stockholder under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of common stock being offered pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Keystone Capital Partners, LLC(4)	694,137	2.38%	7,000,000	0	--

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	This number consists of (i) the 69,137 Initial Commitment Shares we issued to the selling stockholder on September 23, 2021 in consideration for its commitment to purchase shares of our common stock from time to time at our direction pursuant to the Purchase Agreement, and (ii) the 625,000 Initial Purchase Shares we sold to the selling stockholder for an aggregate gross purchase price of $750,000 in an initial purchase under the Purchase Agreement on September 23, 2021. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) all of the Additional Commitment Shares, because the issuance of such Additional Commitment Shares is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the selling stockholder’s control, and (ii) all of the shares that the selling stockholder may be required to purchase from us at our election from time to time after the date of this prospectus pursuant to VWAP Purchases under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the selling stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to the selling stockholder to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the selling stockholder, would cause the selling stockholder’s beneficial ownership of common stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average purchase price per share for all of the shares of common stock sold to Keystone Capital Partners under the Purchase Agreement equals or exceeds $1.5118 per share, such that the Exchange Cap Limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived by the parties under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 29,156,691 shares of our common stock outstanding as of October 21, 2021.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, Keystone Capital Partners, LLC.  The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement.  Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price.  Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  The selling stockholder has informed us that each such broker-dealer will receive commissions from the selling stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions.  Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, (i) we have issued to The selling stockholder 69,137 shares of our common stock as Initial Commitment Shares upon execution of the Purchase Agreement and (ii) upon our receipt from The selling stockholder of an aggregate cash amount equal to $10,000,000 for all prior VWAP Purchases under the Purchase Agreement, we will issue to The selling stockholder a number of Additional Commitment Shares equal to the quotient obtained by dividing (a) $100,000 by (b) the arithmetic average of the volume weighted average prices of the Common Stock for the ten consecutive trading day period including the date on which we have received $10,000,000 aggregate cash proceeds from The selling stockholder under the Purchase Agreement, provided that we shall not be required to issue more than 200,000 Additional Commitment Shares. We also have agreed to reimburse the selling stockholder for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement, in an amount not to exceed $50,000.

We also have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  The selling stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $142,850.

The selling stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the selling stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock.  The selling stockholder has agreed that during the term of the Purchase Agreement, neither the selling stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “BHTG”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion and analysis of financial condition and results of operations is incorporated by reference from Part II, Item 7 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 and from Part II, Item 2 of the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 9, 2021 (see “Incorporation of Certain Information by Reference”).

Business

The description of our business is incorporated by reference from Part I, Item 1 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 (see “Incorporation of Certain Information by Reference”).

Description of our Capital Stock

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law (“DGCL”). Please also see “Effect of Certain Provisions of our Bylaws” below.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Common Stock

General

As of October 21, 2021, there were 29,156,691 of Common Stock issued and outstanding.

Voting Rights

Holders of Company’s Common Stock are entitled to one vote per share on each matter submitted to vote of the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. We have not historically declared or paid cash dividends on our common stock.

Other Rights

Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s Common Stock or other securities. In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of Common Stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

All outstanding shares of Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BHTG.”

Preferred Stock

The Company is authorized to issue from time to time, in one or more series, 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. As of October 21, 2020, there were six series of preferred stock designated:

	Designated	Issued	Stated Value	Conversion Rate	Shares Outstanding
Series A Convertible	333,401	333,401	$5.00	$1.20	95,312
Series B Convertible	1,111,200	428,333	5.00	n.a.	—
Series C Convertible	1,000,000	427,500	10.00	1.20	427,500
Series D Convertible	20,000	18,850	100.00	1.20	6,250
Series E Convertible	714,519	714,519	2.64	2.64	—
Series F Convertible	30,090	13,611	115.00	1.20	13,611

Warrants

As of September 30, 2021, in connection with the issuance of convertible debt, preferred and common stock and in connection with services provided, the Company has warrants to acquire 3,276,582 shares of the Company’s common stock outstanding. The warrants have an exercise price ranging from $1.20 to $5.00, a weighted average exercise price of $2.15 and expire through 2025

Outstanding Stock Options and Restricted Stock Units

As of September 30, 2021, there were options to acquire a total of 322,464 shares of Common Stock granted pursuant to our two equity incentive plans at a weighted-average exercise price of 3.53, of which 297,276 shares of our Common Stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $3.58 per share, and there were vested and unvested restricted stock units to acquire a total of 918,922 shares of our Common Stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Properties

The description of our properties is incorporated by reference from Part I, Item 2 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 (see “Incorporation of Certain Information by Reference”).

Legal Proceedings

The description of our legal proceedings is incorporated by reference from Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 9, 2021 (see “Incorporation of Certain Information by Reference”).

Directors, Executive Officers and Corporate Governance

The description of directors, executive officers and corporate governance is incorporated by reference from Part III, Item 10 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 and the Company’s Definitive Proxy Statement on Schedule 14A, as amended, originally filed on July 29, 2021 (see “Incorporation of Certain Information by Reference”).

Executive Compensation

The description of our executive compensation is incorporated by reference from Part III, Item 11 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 and the Company’s Definitive Proxy Statement on Schedule 14A, as amended, originally filed on July 29, 2021 (see “Incorporation of Certain Information by Reference”).

Security Ownership of Certain Beneficial Owners and Management and
Related Stockholder Matters

The description of our security ownership of beneficial owners and management is incorporated by reference from Part III, Item 12 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 and the Company’s Definitive Proxy Statement on Schedule 14A, as amended, originally filed on July 29, 2021 (see “Incorporation of Certain Information by Reference”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The description of certain relationships and related transactions and director independence is incorporated by reference from Part III, Item 13 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 16, 2021 and the Company’s Definitive Proxy Statement on Schedule 14A, as amended, originally filed on July 29, 2021 (see “Incorporation of Certain Information by Reference”).

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon by McCarter & English, LLP.

Experts

The consolidated financial statements of BioHiTech Global, Inc. as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference from our Annual Report on Form 10-K as filed with the SEC on April 16, 2021, in reliance upon the report of Marcum LLP, independent registered public accounting firm. Such report is incorporated by reference upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://biohitech.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Common Stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Common Stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation of Certain Information by Reference

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering of the shares under this prospectus:

•	Our Amended Definitive Proxy Statement on Schedule 14A filed on August 3, 2021

•	Our Definitive Proxy Statement on Schedule 14A filed on July 29, 2021

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on April 16, 2021, which contains audited financial statements of the Company for the fiscal years ended December 31, 2020 and 2019

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 17, 2021 and August 9, 2021

•	Our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 22, 2021, April 19, 2021, May 18, 2021, May 18, 2021, August 3, 2021, August 10, 2021, September 1, 2021, and September 24, 2021

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents free of charge on our website, http://biohitech.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request to us at the following address:

BIOHITECH GLOBAL, INC.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10972
Phone: (845) 262-1081
Email: info@biohitech.com

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus upon oral or written request, at no cost to the requester, by contacting the Company as noted above.

PROSPECTUS

BioHiTech Global, Inc.

7,000,000 shares of Common Stock

October 22, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$850
Legal fees and expenses	115,000
Accounting fees and expenses	20,000
Transfer agent and registrar fees	3,500
Miscellaneous	3,500

Total	$142,850

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

Our Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware General Corporation Law. Our Certificate of Incorporation provides for the indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

On January 8, 2021 the Company issued 75,000 restricted Common Stock shares to a vendor at the market rate during the course of the service period in accordance with the fee agreement between the vendor and the Company for services rendered.

On January 25, 2021, one holder of the Company’s Series A preferred stock converted their shares and was paid the conversion shares and related accumulated dividends, totaling 22,375 Common Stock shares at $1.80 per share.

On February 10, 2021, seven holders of the Company’s Series A and Series D preferred stock converted their shares and were paid the conversion shares, totaling 527,780 Common Stock shares at $1.80 per share.

On February 11, 2021, one warrant holder exercised their warrant and received 102,249 Common Stock shares in accordance with the warrant agreement.

On February 12, 2021, one warrant holder exercised their warrant and received 46,222 Common Stock shares in accordance with the warrant agreement.

On February 16, 2021, three holders of the Company’s Series D preferred stock converted their shares and were paid the conversion shares, totaling 97,223 Common Stock shares at $1.80 per share.

On February 19, 2021, the Company paid accumulated dividends to thirty-eight holders of the Company’s Series A, C, D and F preferred stock shares. 260,669 shares of the Company’s Common Stock shares were issued at a price range of $1.80 to $1.81 in accordance with the underlying certificates of designation.

During the three months ended March 12, 2021, two holders of common stock warrants exercised their warrants in cashless exercises resulting in the issuance of 148,471 shares of common stock.

During the three months ended March 31, 2021, the Company issued 963,603 shares of common stock to shareholders of the Company’s Series A, C and D convertible preferred stock in connection with the conversion of an aggregate of 11,100 shares of preferred stock, and the payment of accrued and accumulated dividends in accordance with the terms of the preferred stock Certificates of Designation.

On August 17, 2021 the Company issued 5,000 shares of unregistered common stock to a senior lender in connection with services rendered relating to the preparation and delivery of a waiver for certain non-compliance through the period ending June 30, 2021.

On August 20, 2021 the Company issued 50,000 shares of unregistered common stock to a senior lender for consent to enter into the transaction contemplated by this Offering.

On September 23, 2021, the Company issued and sold 625,000 shares of common stock to the selling stockholder for an aggregate gross purchase price of $750,000 and issued 69,137 shares to the selling stockholder upon execution of the Purchase Agreement.

All of the securities referred to, above, were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. All of the foregoing securities as well the Common Stock issuable upon conversion or exercise of such securities, have not been registered under the Securities Act or any other applicable securities laws and are deemed restricted securities, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The offering and sales of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules.

(a)  See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)  No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit Number	Description
2.1	Agreement of Merger and Plan of Reorganization between Swift Start Corp., BioHiTech Global, Inc. and Bio Hi Tech America, LLC, dated August 6, 2015 (previously filed as Exhibit 2.1 of the Current Report on Form 8-K filed on August 11, 2015 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of BioHiTech Global, Inc., dated August 6, 2015 (previously filed as Exhibit 3.1 of the Current Report on Form 8-K filed on August 11, 2015 and incorporated herein by reference).

3.2	Certificate of Amendment to Certificate of Incorporation of BioHiTech Global, Inc., dated June 12, 2017 (previously filed as Exhibit 3.1 of the Current Report on Form 8-K filed on June 15, 2017 and incorporated herein by reference).

3.3	Bylaws (previously filed as Exhibit 3.2 of the Registration Statement on Form S-1 filed on November 7, 2013 and incorporated herein by reference).

3.4	Certificate of Formation of Bio Hi Tech America, LLC (previously filed as Exhibit 3.3 of the Current Report on Form 8-K filed on August 11, 2015 and incorporated herein by reference).

3.5	Second Amended and Restated Operating Agreement of Bio Hi Tech America, LLC (previously filed as Exhibit 3.4 of the Current Report on Form 8-K filed on August 11, 2015 and incorporated herein by reference).

4.1	2015 Equity Incentive Plan (previously filed as Exhibit 4.1 of the Annual Report on Form 10-K filed on March 29, 2016 and incorporated herein by reference).

4.2	2017 Executive Equity Incentive Plan (previously filed as Appendix A to the Proxy Statement filed on May 15, 2017 and incorporated herein by reference).

4.3	Specimen stock certificate for common stock (previously filed as Exhibit 4.1 to the Registration Statement on Form S-8 filed on June 11, 2018 and incorporated herein by reference).

4.4	Certificate of Designation of Series A Convertible Preferred Stock (previously filed as Exhibit 4.1 of the Current Report on Form 8-K filed on November 3, 2017 and incorporated herein by reference).

4.5	Certificate of Designation of Series B Convertible Preferred Stock (previously filed as Exhibit 4.1 of the Current Report on Form 8-K filed on January 4, 2018 and incorporated herein by reference).

4.6	Certificate of Designation of Series C Convertible Preferred Stock (previously filed as Exhibit 10.4 of the Current Report on Form 8-K filed on February 6, 2018 and incorporated herein by reference).

4.7	Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 4.1 of the Current Report on Form 8-K filed on December 18, 2018 and incorporated herein by reference).

4.8	Certificate of Designation of Series D Convertible Preferred Stock (previously filed as Exhibit 4.8 of the Quarterly Report on Form 10-Q filed on May 15, 2019 and incorporated herein by reference).

4.9	Certificate of Amendment of Certificate of Designation of Series D Convertible Preferred Stock (previously filed as Exhibit 4.9 of the Quarterly Report on Form 10-Q filed on May 15, 2019 and incorporated herein by reference).

4.10	Certificate of Designation of Series F Redeemable, Convertible Preferred Stock of BioHiTech Global, Inc. (previously filed as Exhibit 4.1 on the Current Report on Form 8-K filed March 18, 2020 and incorporated herein by reference).

4.11	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 23, 2020)

5.1	Opinion of McCarter & English, LLP as to legality of securities being registered*

10.1	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 of the Current Report on Form 8-K filed on April 4, 2017 and incorporated herein by reference).

10.2	Form of Convertible Note (previously filed as Exhibit 4.1 of the Current Report on Form 8-K filed on August 2, 2016 and incorporated herein by reference).

10.3	Form of Convertible Promissory Note (previously filed on Exhibit 10.1 of the Current Report on Form 8-K filed on October 6, 2016 and incorporated herein by reference).

10.4	Form of Warrant (previously filed on Exhibit 10.1 of the Current Report on Form 8-K filed on October 6, 2016 and incorporated herein by reference).

10.5	Form of Convertible Promissory Note (previously filed as Exhibit 10.2 of the Current Report on Form 8-K filed on April 4, 2017 and incorporated herein by reference).

10.6	Form of Warrant (previously filed as Exhibit 10.3 of the Current Report on Form 8-K filed on April 4, 2017 and incorporated herein by reference).

10.7	Form of Convertible Promissory Note (previously filed as Exhibit 10.2 of the Current Report on Form 8-K filed on May 26, 2017 and incorporated herein by reference).

10.8	Form of Warrant (previously filed as Exhibit 10.3 of the Current Report on Form 8-K filed on May 26, 2017 and incorporated herein by reference).

10.9	Form of Convertible Promissory Note (previously filed as Exhibit 10.2 of the Current Report on Form 8-K filed on July 12, 2017 and incorporated herein by reference).

10.10	Form of Warrant (previously filed as Exhibit 10.3 of the Current Report on Form 8-K filed on July 12, 2017 and incorporated herein by reference).

10.11	Technology License Agreement between BioHiTech Global, Inc., E.N.A. Renewables LLC and Entsorgafin S.P.A., dated November 1, 2017 (previously filed as Exhibit 10.1 of the Current Report on Form 8-K filed on November 2, 2017 and incorporated herein by reference).

10.12	Registration Rights Agreement between BioHiTech Global, Inc., E.N.A. Renewables LLC and Entsorgafin S.p.A., dated November 1, 2017 (previously filed as Exhibit 10.2 of the Current Report on Form 8-K filed on November 2, 2017 and incorporated herein by reference).

10.13	Form of Warrant (previously filed as Exhibit 4.2 of the Current Report on Form 8-K filed on January 4, 2018 and incorporated herein by reference).

10.14	Membership Interest Purchase Agreement for Gold Medal Group, LLC, dated January 25, 2018 (previously filed as Exhibit 10.1 of the Current Report on Form 8-K filed on January 30, 2018 and incorporated herein by reference).

10.15	Note Purchase and Security Agreement between the Company and Michaelson Capital Special Finance Fund II, L.P., dated February 2, 2018 (previously filed as Exhibit 10.1 of the Current Report on Form 8-K filed on February 6, 2018 and incorporated herein by reference).

10.16	Senior Secured Term Note in favor of Michaelson Capital Special Finance Fund II, L.P., dated February 2, 2018 (previously filed as Exhibit 10.2 of the Current Report on Form 8-K filed on February 6, 2018 and incorporated herein by reference).

10.17	Securities Exchange and Note Purchase Agreement between the Company and Frank E. Celli, dated February 2, 2018 (previously filed as Exhibit 10.3 of the Current Report on Form 8-K filed on February 6, 2018 and incorporated herein by reference).

10.18	Junior Promissory Note in favor of Frank E. Celli, dated February 2, 2018 (previously filed as Exhibit 10.5 of the Current Report on Form 8-K filed on February 6, 2018 and incorporated herein by reference).

10.19	Credit Agreement between Comerica Bank and BHT Financial, LLC, dated February 2, 2018 (previously filed as Exhibit 10.1 of the Current Report on Form 8-K filed on February 8, 2018 and incorporated herein by reference).

10.20	Master Revolving Note in favor of Comerica Bank, dated February 2, 2018 (previously filed as Exhibit 10.2 of the Current Report on Form 8-K filed on February 8, 2018 and incorporated herein by reference).

10.21	First Amendment to Original Issue Discount Convertible Promissory Note between the Company and holders of the Series C Original Issue Discount Convertible Promissory Notes, dated February 2, 2018 (previously filed as Exhibit 10.3 of the Current Report on Form 8-K filed on February 8, 2018 and incorporated herein by reference).

10.22	Common Stock Purchase Warrant in favor of the holders of the Series C Original Issue Discount Convertible Promissory Notes dated February 2, 2018 (previously filed as Exhibit 10.4 of the Current Report on Form 8-K filed on February 8, 2018 and incorporated herein by reference).

10.23	Membership Interest Purchase and Sale Agreement between the Company, Entsorga USA, Inc. and Entsorga West Virginia LLC, dated November 28, 2018 (previously filed as Exhibit 99.1 on the Current Report on Form 8-K filed on December 4, 2018 and incorporated herein by reference).

10.24	Contribution and Transaction Agreement among Refuel America, LLC, Gold Medal Group, LLC, the Company and E.N.A. Renewables, LLC, dated December 14, 2018 (previously filed as Exhibit 99.4 on the Current Report on Form 8-K filed on December 20, 2018 and incorporated herein by reference).

10.25	Form of Investor Subscription Agreement Series D Convertible Preferred Stock (previously filed as Exhibit 10.25 on the Quarterly Report on Form 10-Q filed on May 15, 2019 and incorporated herein by reference).

10.26	Form of Common Stock Warrant Issued with Series D Convertible Preferred Stock (previously filed as Exhibit 10.26 on Quarterly Report on Form 10-Q filed on May 15, 2019 and incorporated herein by reference).

10.27	Form of Securities Purchase Agreement dated September 5, 2019 between BioHiTech Global, Inc. and certain purchasers (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 6, 2019 and incorporated herein by reference).

10.28	Placement Agent Agreement dated September 5, 2019 by and between BioHiTech Global, Inc. and Spartan Capital Securities, LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 6, 2019 and incorporated herein by reference).

10.29	Form of Placement Agent Warrant (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 6, 2019 and incorporated herein by reference).

10.30	Product and Service Supply Agreement between BioHiTech America LLC and Carnival Corporation, Carnival plc and specified operating companies dated December 18, 2019. (Certain portions of this Exhibit have been omitted) (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2020and incorporated herein by reference).

10.31	Form of Securities Purchase Agreement of the Registrant’s Series F Redeemable, Convertible Preferred Stock and Warrants (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 18, 2020 and incorporated herein by reference).

10.32	Form of Common Stock Purchase Warrant to be issued together with the Registrant’s Series F Redeemable, Convertible Preferred Stock and Warrants (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 18, 2020 and incorporated herein by reference).

10.33	Loan Agreement under the SBA Paycheck Protection Program dated May 12, 2020 of BioHiTech America, LLC and Comerica Bank (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 14, 2020 and incorporated herein by reference).

10.34	Note under the SBA Paycheck Protection Program dated May 12, 2020 of BioHiTech America, LLC and Comerica Bank (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 14, 2020 and incorporated herein by reference).

10.35	BHT Financial LLC, (Comerica) Amendment No. 2 to Credit Agreement, June 30, 2020 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 6, 2020)

10.36	BHT Financial LLC, (Comerica) Master Revolving Note, June 30, 2020 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 6, 2020)

10.37	Underwriting Agreement with Maxim Group, LLC. dated July 27, 2020 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 30, 2020)

10.38	Form of Underwriter Warrant (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 30, 2020)

10.39	Membership Interest Purchase Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 23, 2020)

10.40	At Market Issuance Sales Agreement by and between BioHiTech Global, Inc. and B. Riley Securities, Inc. dated February 19, 2021 (filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on February 22, 2021)

10.41	Common Stock Purchase Agreement by and between the Company and Keystone dated September 23, 2021

10.42	Registration Rights Agreement by and between the Company and Keystone dated September 23, 2021

21.1	List of Subsidiaries (previously filed as Exhibit 21.1 on the Annual Report on Form 10-K filed on April 16, 2021 and incorporated herein by reference).

23.1	Consent of McCarter & English, LLP (contained in Exhibit 5.1)*

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included on signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Chestnut Ridge located in the Town of Ramapo, State of New York, on October 22, 2021.

BIOHITECH GLOBAL, INC.

By:	/s/ Anthony Fuller
Name: Anthony Fuller
Title: Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Brian C. Essman
Name: Brian C. Essman
Title: Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Fuller and Brian Essman, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Fuller	Chief Executive Officer and Director	October 22, 2021
Anthony Fuller	(Principal Executive Officer)

/s/ Brian C. Essman	Chief Financial Officer and Treasurer	October 22, 2021
Brian C. Essman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Frank E. Celli	Chairman of the Board	October 22, 2021
Frank E. Celli

/s/ James D. Chambers	Director	October 22, 2021
James D. Chambers

/s/ Robert A. Graham	Director	October 22, 2021
Robert A. Graham

/s/ Harriet Hentges	Director	October 22, 2021
Harriet Hentges

/s/ Nicholaus Rohleder	Director	October 22, 2021
Nicholaus Rohleder

/s/ Walter Littlejohn	Director	October 22, 2021
Walter Littlejohn